Exhibit 10.2

SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (this “Agreement”), dated as of December 6, 2019, is entered into by and between (i) CIM Capital IC Management, LLC, a Delaware limited liability company (the “Advisor”) and (ii) OFS Capital Management, LLC, a Delaware limited liability company (the “Sub-Advisor”).

W I T N E S S E T H:

WHEREAS, pursuant to an Investment Advisory and Management Agreement dated December 6, 2019 (the “Investment Advisory Agreement”) by and between the Advisor and CMFT Securities Investments, LLC, a Delaware limited liability company (the “Company”), which is a wholly-owned subsidiary of CIM Real Estate Finance Trust, Inc., a Maryland corporation that qualifies as a real estate investment trust;

WHEREAS, the Investment Advisory Agreement permits the Advisor to appoint a sub- advisor to provide certain advisory services in connection with the operation of the Company;

WHEREAS, the Advisor wishes to use the Sub-Advisor’s services and capabilities during the term of this Agreement and the Sub-Advisor is willing to provide such services and capabilities to the Advisor, all on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1.Appointment. The Advisor hereby appoints the Sub-Advisor and the Sub-Advisor hereby accepts its appointment, to furnish investment management services and advice with respect to securities (the “Sub-Advised Assets”) for the Company, with respect to such portion or entirety of the Company’s assets and/or accounts (referred to herein, individually and collectively, as an “Account” or the “Accounts”) as specifically designated by the Advisor and accepted by the Sub-Advisor in writing from time to time and within the parameters of the investment objective, policies, restrictions and guidelines applicable to the Company as provided by the Advisor (the “Services”).

2.	Representations.

(a)Advisor Representations. The Advisor represents that: (i) it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”); (ii) it is duly authorized and empowered to enter into and perform its obligations under this Agreement; (iii) the execution and delivery of this Agreement does not constitute a breach of or default under (A) any provision of applicable law, rule or regulation, (B) the Advisor’s governing documents, or (C) any agreement, judgment, injunction, order, decree, contract or other instrument binding upon the Advisor; and (iv) it has adopted a written code of ethics complying with the requirements under Rule 204A-1 of the Investment Advisers Act and has provided the Sub-Advisor with a copy of that code; and (v) this Agreement is a legally valid and binding obligation of the Advisor enforceable in accordance with its terms. The Advisor will notify the Sub-Advisor immediately if any of these representations ceases to be accurate.

(b)Sub-Advisor Representations. The Sub-Advisor represents that: (i) it is registered as an investment adviser under the Investment Advisers Act; (ii) it is duly authorized and empowered to enter into and perform its obligations under this Agreement; (iii) the execution and delivery of this Agreement does not constitute a breach of or default under (A) any provision of applicable law, rule or regulation, (B) the Sub-Advisor’s governing documents, or (C) any agreement, judgment, injunction, order, decree, contract or other instrument binding upon the Sub- Advisor; (iv) this Agreement is a legally valid and binding obligation of the Sub-Advisor enforceable in accordance with its terms; (v) it has adopted a written code of ethics complying with the requirements under Rule 204A-1 of the Investment Advisers Act and has provided the Advisor with a copy of that code; (vi) it has completed, obtained and performed, and will maintain in full force and effect during the term of this Agreement, all registrations, filings, approvals, authorizations, consents or examinations required by any governmental authority or other regulatory agency by reason of its activities as contemplated by this Agreement; (vii) it creates and maintains books and records as required by the Investment Advisers Act and Securities and Exchange Commission rules thereunder; and (viii) it, its directors, officers, partners, employees and agents shall conduct all activities to be performed hereunder in compliance with the Investment Advisers Act and the rules and regulations thereunder, and all other applicable laws and regulations to the activities performed hereunder. The Sub-Advisor will notify the Advisor immediately if any of these representations ceases to be accurate.

3.Compliance and Notification. The Sub-Advisor shall, at its expense, (i) comply with all federal and state securities and other laws as necessary to perform the Services, and shall provide the Advisor with written assurances of such compliance upon request, (ii) maintain on a current basis all required filings under applicable federal and state laws, and (iii) adhere to industry-standard written information security plans and measures. The Sub-Advisor shall promptly notify the Advisor of (x) any material changes in its personnel, financial condition, ownership or operations, or (y) any investigations of, or actions taken against the Sub-Advisor or any of its employees by any state or federal regulatory agency or law enforcement, which is likely to impair or adversely affect the Sub-Advisor’s ability to fulfill its commitment under this Agreement.

4.Examination of Records. The Sub-Advisor shall permit examiners of state and federal regulators with jurisdiction over the Advisor to examine its books, records and operations upon reasonable advance notice to Sub-Advisor and at reasonable times during normal business hours.

5.Fees and Expenses. At the end of each calendar quarter, the Advisor shall designate 50% of the sum of the Advisory Fee plus any Securities Manager Incentive Compensation (as such terms are defined in the Investment Advisory Agreement) payable to the Advisor by the Company as “Sub-Advisory Fees”. For each such calendar quarter the Advisor shall then allocate and pay to the Sub-Advisor a percentage of the Sub-Advisory Fees equal to the percentage of unlevered equity capital attributable to the Sub-Advised Assets for which the Sub-Advisor provides Services in relation to the unlevered equity capital attributable to the assets for which all other sub-advisers to the Company, if any, provide services (the portion of the Sub-Advisory Fee payable to the Sub- Advisor referred to as the “OFS Sub-Advisory Fee”). In connection with each quarterly payment of the OFS Sub-Advisory Fee, the Advisor shall provide in writing the basis for the calculation of such OFS Sub-Advisory Fee. In the event that the Sub-Advisor believes that there has been an error in such calculation, the Sub-Advisor shall promptly notify the Advisor of such belief and provide its view of the appropriate calculation in writing. In such event, the Advisor may either accept the Sub-Advisor’s revised calculation or continue the discussion to resolve the disagreement as to the OFS Sub-Advisory Fee amount and calculation. In addition, the Advisor shall pay or reimburse, as applicable, Sub-Advisor for all expenses paid or incurred by Sub- Advisor (including the wages, salaries and other personnel-related expenses of Sub-Advisor’s in- house personnel) in connection with the execution of Sub-Advisor’s duties with respect to the Sub- Advised Assets.

6.Termination and Enforcement. This Agreement shall commence on the date hereof and shall, subject to the terms of this Section 6 below, terminate on a date mutually agreed to in writing by the parties.

(a)Termination for Convenience. Either party may terminate its participation in this Agreement at any time upon 30 days’ prior written notice to the other party.

(b)Termination for Cause. This Agreement may be terminated as to either party, by delivery of written notice thereof to such party (by the other party), as follows:

i.	Upon the dissolution or other termination of existence of such party;

ii.Upon the application or consent by such party for the appointment of any receiver, trustee or similar officer for all or a substantial part of its property, or the appointment of any such receiver, trustee or similar officer without the application or consent of such party which is not discharged or bonded within 60 days;

iii.Upon the commencement by such party of any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation or similar proceedings, or involuntary commencement against such party of any such proceeding which is not discharged or bonded within 60 days; or

iv.	Should such party commit fraud or misapply funds.

(c)Rights upon Termination. Notwithstanding the termination of this Agreement, its provisions will remain in effect with respect to any payments due for any periods during which this Agreement was in effect prior to its termination, and the OFS Sub-Advisory Fee payable to the Sub-Advisor will be prorated to the date of termination if the termination is not as of the last day of a calendar quarter. Upon termination of this Agreement, the Sub-Advisor shall use commercially reasonable efforts to return or destroy or cause to be returned or destroyed, in a prompt manner, all of the Advisor’s Confidential Information (as hereinafter defined) regardless of the medium. The Sub-Advisor shall comply with the Advisor’s specific instructions and will certify to such return and destruction as requested by the Advisor. Notwithstanding the foregoing, the Sub-Advisor may retain such Confidential Information as is required by applicable law, regulation or order, or by its internal compliance or electronic backup policies and procedures, provided that any retained Confidential Information shall remain subject to the obligations of confidentiality set forth in this Agreement notwithstanding its termination.

(d)Survival. The following sections of this Agreement shall also survive any termination or expiration of this Agreement: Section 3 (Compliance and Notification - relating to the period of the Agreement), Sub-Section 6.c (Rights upon Termination), Section 8 (Reporting - for the period of the Agreement) Section 10 (Performance and Liability), Section 11 (Confidentiality; Information Security) and Section 12 (Miscellaneous).

(e)Enforcement. In the event a party (the “Non-Breaching Party”) believes in good faith that another party (a “Breaching Party”) is in material breach of, or otherwise not complying with its material obligations under this Agreement, the Non-Breaching Party may provide the Breaching Party with a written notice in accordance with Section 12.g below describing, in reasonable detail, the nature of the alleged breach or non-compliance. Following delivery of such written notice, the parties shall attempt, in good faith, to resolve their dispute over the course of a period of thirty (30) days. In the event the parties are unable to resolve their dispute within such thirty (30) day period, the Non-Breaching Party may pursue any available remedies it believes it has at law or in equity.

7.Non-Exclusivity. Each party understands that this is a non-exclusive agreement and that the other party may obtain or provide similar advisory and sub-advisory services from other persons. In the unlikely event that conflicts of interest arise in the allocation of investment opportunities among accounts that the Sub-Advisor advises (including the Accounts), the Sub- Advisor will equitably allocate such investment opportunities in a manner consistent with the best interests of all accounts (including the Accounts) involved, using its allocation policies. The Sub- Advisor understands that the Advisor and its affiliates provide investment advisory and other services, and may retain other firms to provide investment advisory or sub-advisory services that may be similar or different to the Services provided by the Sub-Advisor, and that the Advisor is under no obligation to obtain advisory or sub-advisory services from the Sub-Advisor.

8.Reporting. The Sub-Advisor shall timely furnish to the Advisor any and all information relating to the Sub-Advisor’s Services under this Agreement as reasonably requested by the Advisor.

9.Separateness. The Advisor and the Sub-Advisor shall maintain and preserve the separateness of their respective businesses, keep separate books and records, have separate letterhead and business cards for their respective personnel, and take steps designed to assure that each third party conducting business with the Advisor or the Sub-Advisor is aware of the identity of the entity with which it is conducting business. The Advisor and the Sub-Advisor shall act cooperatively in assuring their activities conform to this Agreement and applicable laws and regulations.

10.	Performance and Liability.

(a)The Sub-Advisor shall act with the care, skill, prudence and diligence of a professional investment adviser.
(b)Each party shall at its own expense indemnify, defend and hold harmless the other party and its affiliates and their respective directors, officers, employees, agents, representatives or advisors, successors and assigns, and all other persons and entities acting on behalf of or under the control of such party, harmless from, for and against any and all claims, demands, suits, causes of action, debts or liabilities, losses, judgment, damages, costs (including all reasonable attorney’s fees), expenses, fines and penalties (collectively, the “Claims”) to the extent arising out of or as a result of fraud, bad faith, gross negligence or willful misconduct of such party, its employees or agents. The indemnified party hereby agrees to advise the indemnifying party of any Claim promptly after receipt of the notice thereof; provided, however, that the indemnified party’s right to indemnification hereunder shall not be limited by its failure to promptly advise the indemnifying party of any such Claim, except to the extent that the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right, at its option, to assume the control of the Claim in respect of which indemnity may be sought hereunder, including the employment of counsel with respect thereto, in which event, except as provided below, the indemnifying party shall not be liable for the fees and expenses of any other counsel retained by any indemnified party in connection with such Claim. In any such Claim of which indemnifying party shall have so assumed, any indemnified party shall have the right to participate and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party (and not the indemnifying party) unless (i) each party shall have mutually agreed in writing to the retention of such counsel, or (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include both parties and representation of both parties by the same counsel would, in the opinion of counsel to the indemnified party, be inappropriate due to actual legal conflict of interest. The indemnifying party agrees to keep the indemnified party informed of the status of any Claim hereunder. The indemnifying party will not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle any Claim unless such settlement includes an express, complete and unconditional release of the indemnified party with respect to all Claims; such release to be set forth in an instrument signed by all parties to such settlement.

(c)Except as otherwise expressly provided in this Section 10, the Sub-Advisor shall in no event have any liability to the Advisor under or as a result of this Agreement or the performance of the Services, except to the extent such liability results from the gross negligence or willful misconduct of Sub-Advisor or breach of this Agreement by Sub-Advisor. Without limiting the generality of the foregoing, the Sub-Advisor will not be liable to the Adviser for: (i) any loss of profits, loss of revenue, loss of reputation or goodwill; (ii) any indirect, special or consequential loss; or (iii) any exemplary or punitive damages, whether arising in contract, tort, negligence, misrepresentation, for breach of duty (including without limitation statutory duty) or otherwise. Nothing in this Section 10(c) shall limit the liability of Advisor to the Sub-Advisor for the payment of fees under this Agreement.

11.Confidentiality; Information Security. All information and advice furnished by either party to the other (or obtained by the Sub-Advisor from the Company in connection with providing Services under this Agreement) shall be treated as confidential (“Confidential Information”) and shall not be disclosed to unaffiliated third parties unless requested by a regulatory authority or as otherwise required by law. Information to be treated as Confidential Information includes, without limitation, all “non-public personal information” as defined in Title V of the Gramm-Leach Bliley Act and its implementing regulations. The Sub-Advisor and its officers, directors, employees, agents and vendors shall not use the Advisor’s Confidential Information for any purpose other than to provide the Services contracted for in this Agreement for the sole benefit of the Advisor and the Company; provided, however, that the Sub-Advisor will not violate the foregoing if it uses the Advisor’s Confidential Information in connection with other written agreements entered into between the Sub-Advisor and the Advisor or the Advisor’s affiliates, for the sole benefit of the Advisor or its affiliates. The parties shall use appropriate measures to: (i) safeguard the security and confidentiality of Confidential Information; (ii) protect against the destruction, loss, alteration of or unauthorized access to Confidential Information; and (iii) ensure the proper disposal of Confidential Information. In the event that the Sub-Advisor becomes aware of an incident of unauthorized access to, compromise or breach of the Advisor and/or the Company’s Confidential Information, the Sub-Advisor shall immediately notify the Advisor of the incident and shall immediately coordinate with the Advisor to investigate and prevent the incident or mitigate or remedy the effects of the incident. The Sub-Advisor shall provide updates to the Advisor of the Sub-Advisor’s efforts to correct or prevent such compromise, as frequently as necessary to keep the Advisor fully apprised of the investigation and the status of any corrective or remedial steps taken by the Sub-Advisor.

12.	Miscellaneous.

(a)Amendments. This Agreement may be amended, supplemented or waived at any time and from time to time by an instrument in writing signed by each party hereto, or their respective permitted successors or assigns.

(b)Counterparts. This Agreement may be executed through the use of separate signature pages and in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.

(c)Electronic Signatures. The words, “execution,” “signed,” “signatures” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law.

(d)Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

(e)Transfers and Assigns. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred or assigned by any party hereto without the prior written consent of each other party.

(f)Binding Effect: Successors. This Agreement shall be binding upon the parties, shall inure to the benefit of, and shall be binding upon, any permitted successors or assigns of the parties,
(g)Notices. Any notice or communication in respect of this Agreement shall be sufficiently given to a party if in writing and delivered in person, by hand, or by email, at the mailing address or email address set out in Exhibit A attached hereto, or to such other address as shall be notified in writing by one party to the other.

(h)Parties to this Agreement. Nothing herein shall in any manner create any obligations or establish any rights against any non-party to this Agreement or in favor of any person not a party to this Agreement.

(i)Governing Law, Litigation, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter. In the event of litigation relating to this Agreement, the prevailing party (as determined by a court of competent jurisdiction) shall be entitled to recover its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such litigation from the non-prevailing party.

(j)No Joint Venture. Nothing in this Agreement may be interpreted or construed to create any joint venture, employment, partnership or other relationship between the Sub-Advisor and the Advisor.

(k)Entire Agreement. This Agreement contains the entire understanding between the Advisor and the Sub-Advisor concerning the subject matter of this Agreement, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties on this subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove written.

ADVISOR

CIM CAPITAL IC MANAGEMENT, LLC

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

SUB-ADVISOR

OFS CAPITAL MANAGEMENT, LLC

By:	/s/ Tod K. Reichert
	Name:	Tod K. Reichert
	Title:	Managing Director

[Signature Page to Sub-Advisory Agreement]

Exhibit A

CIM CAPITAL IC MANAGEMENT, LLC
4700 Wilshire Blvd
Los Angeles, CA 90010
Attention: David Thompson, Vice President Tel: 323-860-7413

OFS CAPITAL MANAGEMENT, LLC
10 South Wacker Drive, Suite 2500
Chicago, IL 60606
Attention: Tod K. Reichert, General Counsel Email: treichert@ofsmangement.com
Tel: 847-734-2047
Fax: 847-734-7910